Exhibit 99.1

Lindblad Expeditions Holdings, Inc. Reports 2025

Second Quarter Financial Results

Second Quarter 2025 Highlights:

●	Total revenue increased 23% to $167.9 million

●	Net loss available to stockholders improved $16.1 million to $9.7 million

●	Adjusted EBITDA increased 139% to $24.8 million

●	Lindblad segment net yield per available guest night increased 13% to $1,241

●	Occupancy increased to 86% from 78%

NEW YORK, August 4, 2025 – Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND; the “Company” or “Lindblad”), a global provider of expedition cruises and adventure travel experiences, today reported financial results for the second quarter ended June 30, 2025.

Natalya Leahy, Chief Executive Officer, said “I’m incredibly proud of the team’s accomplishments this quarter. We delivered 23% revenue growth, achieved 86% occupancy on a 5% increase in capacity, and drove a 139% increase in Adjusted EBITDA. These results reflect strong momentum behind our strategic initiatives. We remain focused on unlocking meaningful value through continued revenue growth and disciplined cost innovation, and we are confident in the direction we’re heading.”

SECOND QUARTER RESULTS

Tour Revenues

Second quarter tour revenues of $167.9 million increased $31.4 million, or 23%, as compared to the same period in 2024. The increase was driven by a $18.0 million increase at the Lindblad segment and a $13.5 million increase at the Land Experiences segment.

Lindblad segment tour revenues of $111.0 million increased $17.9 million, or 19%, compared to the second quarter a year ago primarily due to a 13% increase in net yield per available guest night to $1,241 driven by higher pricing and an increase in occupancy to 86% from 78% in the second quarter a year ago.

Land Experiences tour revenues of $56.9 million increased $13.5 million, or 31%, compared to the second quarter a year ago primarily due to operating additional trips and higher pricing. The Land Experiences segment also includes a full quarter of results for Wineland-Thomson Adventures, which was acquired during the third quarter of 2024.

Net Income

Net loss available to stockholders for the second quarter was $9.7 million, $0.18 per diluted share, as compared with a net loss available to stockholders of $25.8 million, $0.48 per diluted share, in the second quarter of 2024. The $16.1 million increase primarily reflects the improved operating results, a $3.4 million benefit related to employee retention tax credits, a $0.8 million gain on foreign currency, and a $0.5 million tax expense versus a $4.5 million tax expense in the second quarter a year ago.

   Adjusted EBITDA

Second quarter Adjusted EBITDA of $24.8 million increased $14.5 million as compared to the same period in 2024 driven by a $9.8 million increase at the Lindblad segment and $4.7 million at the Land Experiences segment.

Lindblad segment Adjusted EBITDA of $16.3 million increased $9.8 million as compared to the same period in 2024, primarily due to increased tour revenues and employee retention tax credits, partially offset by higher royalties and commission expense related to the increased revenues, and increased marketing spend to drive long-term growth initiatives.

Land Experiences segment Adjusted EBITDA of $8.5 million increased $4.7 million as compared to the same period in 2024, primarily due to increased tour revenues, the addition of Wineland-Thomson Adventures, which was acquired during the third quarter of 2024, and employee retention tax credits, partially offset by increased operating and personnel costs and higher marketing spend to drive future growth.

	For the three months ended June 30,				For the six months ended June 30,
(In thousands)	2025	2024	Change	%	2025	2024	Change	%
Tour revenues:
Lindblad	$111,045	$93,053	$17,992	19%	$242,153	$211,356	$30,797	15%
Land Experiences	56,900	43,446	13,454	31%	105,513	78,757	26,756	34%
Total tour revenues	$167,945	$136,499	$31,446	23%	$347,666	$290,113	$57,553	20%
Operating income:
Lindblad	$(2,070)	$(9,372)	$7,302	78%	$6,316	$(1,589)	$7,905	NM
Land Experiences	6,477	1,164	5,313	456%	8,705	1,232	7,473	607%
Operating income (loss)	$4,407	$(8,208)	$12,615	NM	$15,021	$(357)	$15,378	NM
Adjusted EBITDA:
Lindblad	$16,330	$6,541	$9,789	150%	$42,649	$27,013	$15,636	58%
Land Experiences	8,511	3,843	4,668	121%	12,174	4,977	7,197	145%
Total adjusted EBITDA	$24,841	$10,384	$14,457	139%	$54,823	$31,990	$22,833	71%

Balance Sheet and Liquidity

The Company’s cash and cash equivalents and restricted cash were $247.3 million as of June 30, 2025, as compared with $216.1 million as of December 31, 2024. The increase primarily reflects $77.6 million in cash from operations due primarily to increased bookings for future travel, which was partially offset by $44.7 million in cash used in purchasing property and equipment and the addition of the National Geographic Delfina and the National Geographic Gemini.

As of June 30, 2025, the Company had a total debt position of $635.0 million and was in compliance with all of its applicable debt covenants.

 2025 OUTLOOK

The Company’s current expectations for the full year 2025 are as follows

●	Tour revenues of $725 - $750 million

●	Adjusted EBITDA of $108 - $115 million

STOCK REPURCHASE PLAN

The Company currently has a $35.0 million stock repurchase plan in place. As of July 31, 2025, the Company had repurchased 875,218 shares and 6.0 million warrants under the plan for a total of $23.0 million and had $12.0 million remaining under the plan. As of July 31, 2025, there were 54.8 million shares common stock outstanding.

NON-GAAP FINANCIAL MEASURES

The Company uses a variety of operational and financial metrics, including non-GAAP financial measures such as Adjusted EBITDA, Occupancy, Net Yields and Net Cruise Costs, to enable it to analyze its performance and financial condition. The Company utilizes these financial measures to manage its business on a day-to-day basis and believes that they are the most relevant measures of performance. Some of these measures are commonly used in the cruise and tourism industry to evaluate performance. The Company believes these non-GAAP measures provide expanded insight to assess revenue and cost performance, in addition to the standard GAAP-based financial measures. There are no specific rules or regulations for determining non-GAAP measures, and as such, they may not be comparable to measures used by other companies within the industry.

The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The definitions of non-GAAP financial measures along with a reconciliation of non-GAAP financial information to GAAP are included in the supplemental financial schedules.

Conference Call Information

The Company has scheduled a conference call at 8:30 a.m. Eastern Time on August 5, 2025, to discuss the earnings of the Company. The conference call can be accessed by dialing 1-800-715-9871 (United States), 1-646-307-1963 (International).

The Access Code is 2974921. A replay of the call will be available at the Company's investor relations website, investors.expeditions.com.

About Lindblad Expeditions Holdings, Inc.

Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND; the “Company”) is a leader in global expedition travel, offering immersive, educational journeys that span all seven continents through its six pioneering brands. Driven by a passion for the planet and the belief that there is always more to be discovered, the Company leads travelers to the farthest reaches of the world with an expansive portfolio of ship- and land-based expeditions. In collaboration with National Geographic, Lindblad Expeditions operates and sells the National Geographic-Lindblad Expeditions co-brand, which offers ship-based voyages that allow guests to explore remote destinations alongside scientists and naturalists, and with state-of-the-art exploration tools. In addition to its renowned modern expedition cruises, the Company's award-winning land-based brands—Natural Habitat Adventures, Off the Beaten Path, DuVine Cycling + Adventure Co., Classic Journeys, and Wineland-Thomson Adventures—provide extraordinary wildlife, cultural, and adventure-focused experiences. Together, these brands connect travelers with some of the planet's most inspiring natural and cultural landscapes, fostering a deep appreciation for the world.

To learn more about Lindblad Expeditions Holdings, Inc., its growing portfolio of brands, and the Company's commitment to responsible exploration, visit investors.expeditions.com.

   Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company's financial projections and may also generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe the Company's financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. These factors include, but are not limited to, the following:(i) adverse general economic factors, including the impact of geopolitical, macroeconomic conditions, tariffs, changes in trade policies or capital markets volatility, that decrease the level of disposable income of consumers or consumer confidence and negatively impact the ability or desire of people to travel; (ii) cancelling or rescheduling of voyages, the denial and/or unavailability of ports of call and other potential disruptions to our business and operations related to health pandemics, political or civil unrest, war, terrorism, or other similar events; (iii) increases in fuel prices, changes in fuels consumed and availability of fuel supply in the geographies in which we operate or in general; (iv) the loss of key employees, our inability to recruit or retain qualified shoreside and shipboard employees and increased labor costs; (v) the impact of delays or cost overruns with respect to anticipated or unanticipated drydock, maintenance, modifications or other required construction related to any of our vessels; (vi) unscheduled disruptions in our business due to civil unrest, travel restrictions, weather events, mechanical failures, pandemics or other events; (vii) management of our growth and our ability to execute on our planned growth, including our ability to successfully integrate acquisitions; (viii) our ability to maintain our relationships with National Geographic and/or World Wildlife Fund; (ix) compliance with new and existing laws and regulations, including environmental regulations and travel advisories and restrictions; (x) our substantial indebtedness and our ability to remain in compliance with the financial and/or operating covenants in such arrangements; (xi) the impact of material litigation, enforcement actions, claims, fines or penalties on our business; (xii) the impact of severe or unusual weather conditions, including climate change, on our business; (xiii) adverse publicity regarding the travel and cruise industry in general; (xiv) loss of business due to competition; (xv) the inability to meet or achieve our sustainability related goals, aspirations, initiatives, and our public statements and disclosures regarding them; (xvi) the result of future financing efforts; and (xvii) those risks described in the Company's filings with the SEC. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements The forward-looking statements made herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect the Company’s performance may be found in its filings with the SEC, which are available at http://www.sec.gov or at http://www.expeditions.com in the Investor Relations section of the Company's website.

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	As of June 30, 2025	As of December 31, 2024
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$200,929	$183,941
Restricted cash	46,398	32,202
Prepaid expenses and other current assets	75,191	62,290
Total current assets	322,518	278,433

Property and equipment, net	533,138	518,390
Goodwill	59,198	59,031
Intangibles, net	14,684	15,923
Other long-term assets	6,985	5,128
Total assets	$936,523	$876,905

LIABILITIES
Current Liabilities:
Unearned passenger revenues	$381,692	$318,666
Accrued expenses	57,422	58,054
Accounts payable	9,831	13,860
Lease liabilities - current	1,124	1,845
Long-term debt - current	8	29
Total current liabilities	450,077	392,454

Long-term debt, less current portion	627,273	625,425
Deferred tax liabilities	2,394	3,537
Other long-term liabilities	822	1,024
Total liabilities	1,080,566	1,022,440

Commitments and contingencies	-	-
Series A redeemable convertible preferred stock, 165,000 shares authorized; 62,000 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	80,580	78,155
Redeemable noncontrolling interests	39,186	29,424
	119,766	107,579

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; 62,000 Series A shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized; 54,733,299 and 54,507,977 issued, 54,601,476 and 54,376,154 outstanding as of June 30, 2025 and December 31, 2024, respectively	6	6
Additional paid-in capital	118,007	109,473
Accumulated deficit	(381,822)	(362,881)
Accumulated other comprehensive income	-	288
Total stockholder’s deficit	(263,809)	(253,114)
Total liabilities, mezzanine equity and stockholders’ deficit	$936,523	$876,905

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (In thousands, except share and per share data) (unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024

Tour revenues	$167,945	$136,499	$347,666	$290,113

Operating expenses:
Cost of tours	91,391	82,953	184,239	167,405
General and administrative	31,083	29,836	63,805	57,073
Selling and marketing	26,390	18,281	54,632	41,038
Depreciation and amortization	14,674	13,637	29,969	24,954
Total operating expenses	163,538	144,707	332,645	290,470

Operating income (loss)	4,407	(8,208)	15,021	(357)

Other (expense) income:
Interest expense, net	(11,617)	(11,321)	(23,247)	(22,906)
Gain (loss) on foreign currency	759	(12)	1,300	(251)
Other (expense) income	30	-	29	8
Total other expense	(10,828)	(11,333)	(21,918)	(23,149)

Loss before income taxes	(6,421)	(19,541)	(6,897)	(23,506)
Income tax expense (benefit)	547	4,453	(939)	4,697

Net loss	(6,968)	(23,994)	(5,958)	(28,203)
Net income attributable to noncontrolling interest	1,550	673	1,400	442
Net loss attributable to Lindblad Expeditions Holdings, Inc.	(8,518)	(24,667)	(7,358)	(28,645)
Series A redeemable convertible preferred stock dividend	1,223	1,150	2,426	2,287

Net loss available to stockholders	$(9,741)	$(25,817)	$(9,784)	$(30,932)

Weighted average shares outstanding
Basic	54,590,783	53,500,084	54,511,173	53,436,128
Diluted	54,590,783	53,500,084	54,511,173	53,436,128

Undistributed loss per share available to stockholders:
Basic	$(0.18)	$(0.48)	$(0.18)	$(0.58)
Diluted	$(0.18)	$(0.48)	$(0.18)	$(0.58)

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	For the six months ended June 30,
	2025	2024
Cash Flows From Operating Activities
Net loss	$(5,958)	$(28,203)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	29,969	24,954
Amortization of deferred financing costs and other, net	1,848	1,847
Amortization of right-to-use lease assets	869	839
Stock-based compensation	9,119	4,833
Deferred income taxes	(1,135)	4,188
(Gain) loss on foreign currency	(1,300)	251
Changes in operating assets and liabilities
Prepaid expenses and other current assets	(11,787)	(8,744)
Unearned passenger revenues	63,026	67,456
Other long-term assets	(1,242)	120
Accounts payable and accrued expenses	(4,871)	(4,088)
Operating lease liabilities	(924)	(887)
Net cash provided by operating activities	77,614	62,566

Cash Flows From Investing Activities
Purchases of property and equipment	(29,159)	(13,893)
Acquisition (net of cash acquired)	(15,582)	-
Net cash used in investing activities	(44,741)	(13,893)

Cash Flows From Financing Activities
Additional acquisition of redeemable noncontrolling interest	-	(16,720)
Repayments of long-term debt	(21)	(24)
Payment of deferred financing costs	-	(17)
Repurchase under stock-based compensation plans and related tax impacts	(1,380)	(1,596)
Net cash used in by financing activities	(1,401)	(18,357)
Effect of exchange rate changes on cash	(288)	-
Net increase in cash, cash equivalents and restricted cash	31,184	30,316
Cash, cash equivalents and restricted cash at beginning of period	216,143	187,344

Cash, cash equivalents and restricted cash at end of period	$247,327	$217,660

Supplemental disclosures of cash flow information:
Cash paid during the period:
Interest	$24,730	$24,785
Income taxes	1,253	201
Non-cash investing and financing activities:
Non-cash preferred stock deemed dividend	2,426	2,287

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Supplemental Financial Schedules
(In thousands)
(unaudited)

Reconciliation of Net Income to Adjusted EBITDA Consolidated

Consolidated	For the three months ended June 30,		For the six months ended June 30,
(In thousands)	2025	2024	2025	2024
Net loss	$(6,968)	$(23,994)	$(5,958)	$(28,203)
Interest expense, net	11,617	11,321	23,247	22,906
Income tax expense (benefit)	547	4,453	(939)	4,697
Depreciation and amortization	14,674	13,637	29,969	24,954
Loss (gain) loss on foreign currency	(759)	12	(1,300)	251
Stock-based compensation	5,392	2,718	9,119	4,833
Transaction-related costs	368	1,866	714	2,189
Other (income) expense	(30)	-	(29)	(8)
Reorganization costs	-	371	-	371
Adjusted EBITDA	$24,841	$10,384	$54,823	$31,990

Reconciliation of Operating Income to Adjusted EBITDA

Lindblad Segment	For the three months ended June 30,		For the six months ended June 30,
(In thousands)	2025	2024	2025	2024
Operating (loss) income	$(2,070)	$(9,372)	$6,316	$(1,589)
Depreciation and amortization	13,252	12,749	27,312	23,231
Stock-based compensation	5,135	2,541	8,862	4,656
Transaction-related costs	13	252	159	344
Reorganization costs	-	371	-	371
Adjusted EBITDA	$16,330	$6,541	$42,649	$27,013

Land Experiences Segment	For the three months ended June 30,		For the six months ended June 30,
(In thousands)	2025	2024	2025	2024
Operating income	$6,477	$1,164	$8,705	$1,232
Depreciation and amortization	1,422	888	2,657	1,723
Transaction-related costs	355	1,614	555	1,845
Stock-based compensation	257	177	257	177
Adjusted EBITDA	$8,511	$3,843	$12,174	$4,977

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Supplemental Financial Schedules
(In thousands, except for Available Guest Nights, Gross Yield, Net Yield and guest metrics)
(unaudited)

Reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities	For the six months ended June 30,
	2025	2024
Net cash provided by operating activities	$77,614	$62,566
Less: purchases of property and equipment	(29,159)	(13,893)
Free Cash Flow	$48,455	$48,673

	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
Available Guest Nights	81,515	77,404	156,840	163,358
Guest Nights Sold	70,198	60,174	137,172	125,137
Occupancy	86%	78%	87%	77%
Maximum Guests	11,393	9,562	20,997	19,276
Number of Guests	9,937	7,773	18,480	15,281
Voyages	153	121	274	243

Calculation of Gross and Net Yield per Available Guest Night	For the three months ended June 30,		For the six months ended June 30,
(In thousands, except for Available Guest Nights, Gross and Net Yield per Available Guest Night)	2025	2024	2025	2024
Guest ticket revenues	$98,175	$83,570	$210,825	$186,587
Other tour revenue	12,870	9,483	31,328	24,769
Tour Revenues	111,045	93,053	242,153	211,356
Less: Commissions	(4,423)	(3,205)	(10,045)	(8,579)
Less: Other tour expenses	(5,445)	(5,206)	(16,333)	(13,358)
Net Yield	$101,177	$84,642	$215,775	$189,419
Available Guest Nights	81,515	77,404	156,840	163,358
Gross Yield per Available Guest Night	$1,362	$1,202	$1,544	$1,294
Net Yield per Available Guest Night	1,241	1,094	1,376	1,160

	For the three months ended June 30,		For the six months ended June 30,
(In thousands)	2025	2024	2025	2024
Operating (loss) income	$(2,070)	$(9,372)	$6,316	$(1,589)
Cost of tours	58,469	55,726	123,292	118,105
General and administrative	20,945	19,770	42,077	38,539
Selling and marketing	20,449	14,180	43,156	33,070
Depreciation and amortization	13,252	12,749	27,312	23,231
Less: Commissions	(4,423)	(3,205)	(10,045)	(8,579)
Less: Other tour expenses	(5,445)	(5,206)	(16,333)	(13,358)
Net Yield	$101,177	$84,642	$215,775	$189,419

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Supplemental Financial Schedules
(In thousands, except for Available Guest Nights, Gross and Net Cruise cost Per Available Guest Night and guest metrics)
(unaudited)

Calculation of Gross and Net Cruise Cost	For the three months ended June 30,		For the six months ended June 30,
(In thousands, except for Available Guest Nights, Gross and Net Cruise Cost per Avail. Guest Night)	2025	2024	2025	2024
Cost of tours	$58,469	$55,726	$123,292	$118,105
Plus: Selling and marketing	20,449	14,180	43,156	33,070
Plus: General and administrative	20,945	19,770	42,077	38,539
Gross Cruise Cost	99,863	89,676	208,525	189,714
Less: Commissions	(4,423)	(3,205)	(10,045)	(8,579)
Less: Other tour expenses	(5,445)	(5,206)	(16,333)	(13,358)
Net Cruise Cost	89,995	81,265	182,147	167,777
Less: Fuel Expense	(4,221)	(5,684)	(11,530)	(14,435)
Net Cruise Cost Excluding Fuel	85,774	75,581	170,617	153,342
Non-GAAP Adjustments:
Stock-based compensation	(5,135)	(2,541)	(8,862)	(4,656)
Transaction-related costs	(13)	(252)	(159)	(344)
Reorganization costs	-	(371)	-	(371)
Adjusted Net Cruise Cost Excluding Fuel	$80,626	$72,417	$161,596	$147,971
Adjusted Net Cruise Cost	$84,847	$78,101	$173,126	$162,406
Available Guest Nights	81,515	77,404	156,840	163,358
Gross Cruise Cost per Available Guest Night	$1,225	$1,159	$1,330	$1,161
Net Cruise Cost per Available Guest Night	1,104	1,050	1,161	1,027
Net Cruise Cost Excluding Fuel per Available Guest Night	1,052	976	1,088	939
Adjusted Net Cruise Cost Excluding Fuel per Available Guest Night	989	936	1,030	906
Adjusted Net Cruise Cost per Available Guest Night	1,041	1,009	1,104	994

Reconciliation of 2025 Adjusted EBITDA guidance:

(In millions)	Full Year 2025
Loss before income taxes	$(15)	to	$(5)
Depreciation and amortization	61	to	60
Interest expense, net	46	to	46
Stock-based compensation	16	to	16
Other	0	to	(2)
Adjusted EBITDA	$108	to	$115

A reconciliation of net income to Adjusted EBITDA is not provided because the Company cannot estimate or predict with reasonable certainty certain discrete tax items, which could significantly impact that financial measure.

   Operational and Financial Metrics

Adjusted EBITDA is net income (loss) excluding depreciation and amortization, net interest expense, other income (expense), income tax (expense) benefit, (gain) loss on foreign currency, (gain) loss on transfer of assets, reorganization costs, and other supplemental adjustments. Other supplemental adjustments include certain non-operating items such as stock-based compensation, executive severance costs, debt refinancing costs, acquisition-related expenses and other non-recurring charges. We believe Adjusted EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of the business, such as sales growth, operating costs, selling and administrative expense, and other operating income and expense. We believe Adjusted EBITDA helps provide a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of our financial performance and prospects for the future. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements, such as unearned passenger revenues, capital expenditures and related depreciation, principal and interest payments, and tax payments. Our use of Adjusted EBITDA may not be comparable to other companies within the industry.

The following metrics apply to the Lindblad segment:

Adjusted Net Cruise Cost represents Net Cruise Cost adjusted for Non-GAAP other supplemental adjustments which include certain non-operating items such as stock-based compensation and acquisition-related expenses.

Available Guest Nights is a measurement of capacity available for sale and represents double occupancy per cabin (except single occupancy for a single capacity cabin) multiplied by the number of cruise days for the period. We also record the number of guest nights available on our limited land programs in this definition.

Gross Cruise Cost represents the sum of cost of tours plus selling and marketing expenses, and general and administrative expenses.

Gross Yield per Available Guest Night represents tour revenues divided by Available Guest Nights.

Guest Nights Sold represents the number of guests carried for the period multiplied by the number of nights sailed within the period.

Maximum Guests is a measure of capacity and represents the maximum number of guests in a period and is based on double occupancy per cabin (except single occupancy for a single capacity cabin).

Net Cruise Cost represents Gross Cruise Cost excluding commissions and certain other direct costs of guest ticket revenues and other tour revenues.

Net Cruise Cost Excluding Fuel represents Net Cruise Cost excluding fuel costs.

Net Yield represents tour revenues less commissions and direct costs of other tour revenues.

Net Yield per Available Guest Night represents Net Yield divided by Available Guest Nights.

Number of Guests represents the number of guests that travel with us in a period.

Occupancy is calculated by dividing Guest Nights Sold by Available Guest Nights.

Voyages represent the number of ship expeditions completed during the period.